                                                                    Exhibit 99.1
                            Explanation of Responses
                            ------------------------

Reporting Person:             Victory Park Capital Advisors, LLC

Address:                      227 West Monroe Street, Suite 3900
                              Chicago, Illinois 60606

Issuer and Ticker Symbol:     Unigene Laboratories, Inc.[UGNE]

Relationship of Reporting     Director and 10% Owner
Person to Issuer:

Date of Event                 7/16/12
Requiring Statement:

Explanation of Responses:
-------------------------

Effective as of July 16, 2012, pursuant to Redemption Agreements (the
"Redemption Agreements") entered into by Victory Park Credit Opportunities
Master Fund, Ltd. ("Master Fund") with Victory Park Credit Opportunities, L.P.
("Delaware Fund") and Victory Park Credit Opportunities Intermediate Fund, L.P.
("Cayman Fund"), all of the investments of Master Fund, including the Senior
Secured Convertible Note and all 9,147,464 shares of Common Stock of the Issuer held by Master Fund, were distributed to its shareholders Delaware Fund and
Cayman Fund on a pro rata basis based on the respective ownership percentages of the shares of Master Fund owned by such shareholders as of July 16, 2012, in exchange for all of the shares of Master Fund owned by Delaware Fund and Cayman
Fund, respectively (the "Securities Distribution"). The estimated portions of the shares of Common Stock of the Issuer and the Senior Secured Convertible Note
distributed pursuant to the Redemption Agreements are as follows (the "Estimated
Allocation"): (i) to Delaware Fund, 4,844,497 shares of Common Stock of the
Issuer and $14,799,767.00 in principal amount (plus $752,321.48 in payment-in-kind interest accrued thereon through July 16, 2012) of the Senior
Secured Convertible Note held by Master Fund, and (ii) to Cayman Fund, the remaining 4,302,967 shares of Common Stock of the Issuer and the remaining
$13,145,412.39 in principal amount (plus $668,225.13 in payment-in-kind interest accrued thereon through July 16, 2012) of the Senior Secured Convertible Note
held by Master Fund. The Estimated Allocation is subject to adjustment based on the final calculation of the ownership percentages of the shares of Master Fund owned by its shareholders as of July 16, 2012 at such time as the net asset value of Master Fund, Delaware Fund and Cayman Fund is determined. Immediately following the Securities Distribution, as of July 16, 2012, Master Fund did not
beneficially own any securities of the Issuer and is no longer subject to
Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Issuer.

Pursuant to that certain Amended and Restated Financing Agreement, dated as of
March 16, 2010, by and among the Issuer, the financial institutions party thereto as "Lenders" (including VPC Fund II, L.P. ("VPC Onshore"), VPC
Intermediate Fund II (Cayman), L.P. ("VPC Offshore"), Delaware Fund and Cayman
Fund) and Victory Park Management, LLC (an affiliate of each of VPC Onshore, VPC
Offshore, Delaware Fund, Cayman Fund, Victory Park Capital Advisors, LLC
("Capital Advisors"), GP I, Victory Park GP II, LLC ("GP II") and Jacob Capital,
LLC ("Jacob Capital")), as administrative agent and collateral agent for the
Lenders and the Holders (as defined therein), Richard Levy was appointed as a member of the board of directors of the Issuer (the "Board") effective March 17,
2010, and, subject to certain conditions, the Board is obligated to nominate Mr.
Levy for reelection to the Board at each meeting of stockholders of the Issuer at which directors are to be elected. Accordingly, Richard Levy serves on the
Board as a representative of each of VPC Onshore, VPC Offshore, Delaware Fund,
Cayman Fund, Capital Advisors, GP I, GP II and Jacob Capital.

                            JOINT FILER INFORMATION
                            -----------------------

Reporting Person:             Victory Park Credit Opportunities Master Fund, Ltd.

Address:                      c/o Victory Park Capital Advisors, LLC
                              227 West Monroe Street, Suite 3900
                              Chicago, Illinois 60606

Designated Filer:             Victory Park GP, LLC

Issuer and Ticker Symbol:     Unigene Laboratories, Inc.[UGNE]

Relationship of               Director and 10% Owner
Reporting Person to
Issuer:

Date of Event                 7/16/12
Requiring Statement:

VICTORY PARK CREDIT OPPORTUNITIES
MASTER FUND, LTD.

By: /s/ Richard Levy
    -----------------------
Name: Richard Levy
Its: Attorney-in-Fact

                            JOINT FILER INFORMATION
                            -----------------------

Reporting Person:             Jacob Capital, L.L.C.

Address:                      c/o Victory Park Capital Advisors, LLC
                              227 West Monroe Street, Suite 3900
                              Chicago, Illinois 60606

Designated Filer:             Victory Park GP, LLC

Issuer and Ticker             Unigene Laboratories, Inc.[UGNE]
Symbol:

Relationship of               Director and 10% Owner
Reporting Person to
Issuer:

Date of Event                 7/16/12
Requiring Statement:

JACOB CAPITAL, L.L.C.

By: /s/ Richard Levy
    -----------------------
Title: Sole Member

                            JOINT FILER INFORMATION
                            -----------------------

Reporting Person:             Richard Levy

Address:                      c/o Victory Park Capital Advisors, LLC
                              227 West Monroe Street, Suite 3900
                              Chicago, Illinois 60606

Designated Filer:             Victory Park GP, LLC

Issuer and Ticker             Unigene Laboratories, Inc.[UGNE]
Symbol:

Relationship of               Director and 10% Owner
Reporting Person to
Issuer:

Date of Event                 7/16/12
Requiring Statement:

/s/ Richard Levy
-----------------------
Name:  Richard Levy